UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2020

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDLI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2020 (the “Distribution Date”), PDL BioPharma, Inc. (“PDL” or the “Company”) completed the previously announced separation of LENSAR, Inc. (“LENSAR”) from the Company (the “Separation”) into a new, independent publicly traded company, through the distribution of all of the outstanding shares of LENSAR common stock, par value $0.01 per share, (the “LENSAR Common Stock”) held by the Company on a pro rata basis to the Company’s shareholders of record as of the close of business on September 22, 2020 (the “Record Date“). The Company’s stockholders received 0.075879 shares of LENSAR Common Stock for every one share of the Company’s common stock outstanding at 5:00 p.m. Eastern Time on September 22, 2020, the record date for the spin-off (the “Distribution”). Stockholders of PDL who have acquired shares of PDL common stock in the “regular way” market since shortly before the record date and through October 1, 2020 acquired such shares with an entitlement to receive shares of LENSAR common stock in connection with the Distribution. Stockholders of PDL who acquired their shares of PDL common stock ex-distribution during that time did so without an entitlement to receive shares of LENSAR common stock in connection with the Distribution. In lieu of fractional shares of LENSAR Common Stock, shareholders of the Company will receive cash. The Company distributed approximately 8,667,397 shares of common stock of LENSAR in the Distribution, which was effective at 5:00 p.m., Eastern Time, on October 1, 2020 (the “Effective Time”). As a result of the Distribution, LENSAR is now an independent public company and the LENSAR Common Stock is listed under the symbol “LNSR” on the Nasdaq Stock Market (“Nasdaq”).

In connection with the completion of the Spin-Off, the Company entered into several agreements with LENSAR, each dated September 30, 2020, that, among other things, provide a framework for the Company’s relationship with LENSAR after the Distribution, including the following (collectively, the “Spin Agreements”):

•Separation and Distribution Agreement;
•Transition Services Agreement; and
•Tax Matters Agreement.

The Separation Agreement provides for a full and complete release and discharge of all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed at or before the completion of the Separation, between or among LENSAR or any of its affiliates, on the one hand, and the Company or any of its affiliates (other than LENSAR), on the other hand, except as expressly set forth in the Separation Agreement. The Separation Agreement contains cross-indemnification provisions principally designed to place financial responsibility for obligations and liabilities of LENSAR-related businesses with LENSAR and financial responsibility for obligations and liabilities of PDL-related businesses with the Company. LENSAR and the Company also agree, pursuant to the Separation Agreement, to provide each other with information relating to the other party or the conduct of its business prior to the separation, and information reasonably necessary to prepare financial statements and any reports or filings to be made with any governmental authority.

A summary of certain material terms of each of the Spin Agreements can be found in the section entitled “Certain Relationships and Related Person Transactions—Agreements between PDL and LENSAR Relating to the Spin-Off” in the Information Statement (the “Information Statement”) attached as Exhibit 99.1 to the Company’s Registration Statement on Form 10, initially filed with the Securities and Exchange Commission (the “SEC”) on August 26, 2020, as amended, and declared effective on September 17, 2020 (the “Registration Statement”), and is incorporated herein by reference. In addition, the descriptions of the foregoing agreements are qualified in their entirety by reference to the complete terms and conditions of such agreements filed as Exhibit 2.1, Exhibit 10.1 and Exhibit 10.2 hereto, and incorporated herein by reference.

Item 8.01 Other Events

On October 2, 2020, the Company issued a press release announcing the completion of the Spin-Off. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Separation and Distribution Agreement, dated as of September 30, 2020, by and between PDL BioPharma, Inc.
10.1*	Transition Services Agreement, dated as of September 30, 2020, between PDL BioPharma, Inc. and LENSAR, Inc.
10.2	Tax Matters Agreement, dated as of September 30, 2020, between PDL BioPharma, Inc. and LENSAR, Inc.
99.1	Press Release, dated October 2, 2020
* Certain schedules and attachments to this exhibit have been omitted pursuant to Regulation S-K, Item 601(a)(5).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Dominique Monnet
Dominique Monnet
President and Chief Executive Officer

Dated: October 2, 2020

Exhibit Index

Exhibit No.	Description
2.1	Separation and Distribution Agreement, dated as of September 30, 2020, by and between PDL BioPharma, Inc.
10.1*	Transition Services Agreement, dated as of September 30, 2020, between PDL BioPharma, Inc. and LENSAR, Inc.
10.2	Tax Matters Agreement, dated as of September 30, 2020, between PDL BioPharma, Inc. and LENSAR, Inc.
99.1	Press Release, dated October 2, 2020
* Certain schedules and attachments to this exhibit have been omitted pursuant to Regulation S-K, Item 601(a)(5).